EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements (File Nos. 333-04181, 333-57369 and 333-64850), of Grill Concepts, Inc. of our report dated March 11, 2004, except for (i) the restatement as described in Note 1 under the headings "Stock Compensation and Miscellaneous Adjustments" and "Joint Venture Accounting and Miscellaneous Adjustments", which appear in the consolidated financial statements included in the Company's Form 10-K/A Amendment No. 2 for the year ended December 31, 2003 and are not presented herein, as to which the dates are May 14, 2004 and October 11, 2004, respectively, (ii) the effect of the retroactive adoption of FIN 46 described in
Note 2 to the accompanying consolidated financial statements, as to which the date is October 11, 2004, and (iii) the restatement described in Note 1 to the accompanying consolidated financial statements under the heading "Restatement of Financial Statements", as to which the date is May 5, 2005, related to the financial statements and financial statement schedule of Grill Concepts, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
May 20, 2005

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